UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2003

SEABULK INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28732	65-0966399
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2200 Eller Drive, P.O. Box 13038, Ft. Lauderdale, Florida	33316
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (954) 523-2200

Item 5. Other Events and Regulation FD Disclosure

On March 10, 2003, Seabulk International, Inc. (Nasdaq: SBLK)(the “Company”) announced that it plans to make a presentation to the investment community at the CIBC World Markets Annual Global Energy Conference in New York on Wednesday, March 12, at 3:30 p.m. (EST).

     The presentation will be made by the Company’s Senior Vice President and Chief Financial Officer, Vincent J. deSostoa, and will be Webcast live. To access the Webcast, go to the Seabulk International Web site at www.seabulkinternational.com and click on the Investors link. RealPlayer or Windows Media Player is required to listen to this Webcast. Participants should go to the Web site at least 10 minutes prior to the broadcast to register, download and install any necessary audio software.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABULK INTERNATIONAL, INC.

	By:	/s/ ALAN R. TWAITS ALAN R. TWAITS Senior Vice President, General Counsel and Secretary

March 11, 2003